News Release

CURRENT TECHNOLOGY’S CELEVOKE TO MARKET AND SELL WHOLESALE DATA SERVICES TO M2M CUSTOMERS

T-Mobile Integration Completed

Liberty, TX –August 11, 2009 Current Technology Corporation (OTCBB:CRTCF) reports its 62% owned Texas-based subsidiary Celevoke, Inc. (Celevoke) completed a wholesale data services agreement with T-Mobile several months ago.  “Today, we have finished the installation of the new equipment and software necessary for integration of T-Mobile wholesale data services into our Network Operations Center.  Celevoke is now ready to launch a new line of business supplying data services to the entire Machine to Machine (M2M) customer base all across the United States. We are open for business,” stated Celevoke CEO Chuck Allen. “This is a landscape changing event, one which opens significant sources of revenue previously unavailable to us.”

Current Technology CEO Robert Kramer said, “It would be difficult to over-emphasize the importance of this development for our shareholders. Celevoke no longer has to sell hardware in order to generate revenue. It can now sell data services to all participants in the M2M field, whether GPS-based or not.”

“All machines that communicate with each other wirelessly are a target for our data services which includes tracking devices but also includes vending machines, electric meters, alarm systems and all kinds of other wireless products,” concluded Chuck Allen. “We plan to be a major factor in the market, and will compete aggressively for GSM data sales business commencing immediately.”

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation, and can be reached at http://www.celevoke.com or 936-334-1800.

Forward Looking Statement

This news release contains forward-looking statements regarding future events and Current Technology’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Current Technology operates and the beliefs and assumptions of Current Technology’s management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Current Technology’s future financial performance, Current Technology’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and  Current Technology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under "Risk Factors." Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Current Technology undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:
CORPORATE:
Current Technology Corporation
Robert Kramer, 1-800-661-4247
or
INVESTOR RELATIONS:
Polestar Communications
Richard Hannon, 1-866-858-4100